EXHIBIT 5


               [Letterhead of Keating, Muething & Klekamp, P.L.L.]


                                December 23, 1997





The Standard Register Company
600 Albany Street
Dayton, Ohio   45401

Ladies and Gentlemen:

                     RE: Registration Statement on Form S-8

     We serve as counsel to The Standard Register Company (the "Company"). In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement on Form S-8 relating to the Company's Deferred Compensation Plan and Management Incentive Compensation Plan (the "Plans"), (ii) the Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plans, issuance of shares of Common Stock pursuant to the Plans and the filing of the Registration Statement.

     Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933:

          (i) the obligations under the Plans will, when arising under the Plans in accordance with its terms, constitute valid and binding obligations of the Company;

          (ii) when the shares of Common Stock have been issued or purchased for use by the Plans, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company;

          (iii)the Company is a duly organized and validly existing corporation under the laws of the State of Ohio; and

          (iv) the Company has taken all necessary and required corporate actions in connection with the Plans.

     We hereby consent to the reference to our firm in the Registration Statement. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

                                        Yours truly,

                                        KEATING, MUETHING & KLEKAMP, P.L.L.



                               By: Gary P. Kreider
                                           ------------------------------------
                                                    Gary P. Kreider